Bank of Hawaii Corporation First Quarter 2018 Financial Results

•    Diluted Earnings Per Share $1.28
•    Net Income $54.0 Million
•    Board of Directors Authorizes Increased Dividend of $0.60 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 23, 2018) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.28 for the first quarter of 2018, up from $1.01 in the previous quarter and up from $1.20 in the same quarter last year. Net income for the first quarter of 2018 was $54.0 million, an increase of $11.0 million compared with net income of $43.0 million in the fourth quarter of 2017 and up $2.8 million from net income of $51.2 million in the first quarter of 2017.

The Company’s Board of Directors declared a quarterly cash dividend of $0.60 per share on the Company’s outstanding shares, an increase of 15.4 percent from the cash dividend of $0.52 per share in the previous quarter. The dividend will be payable on June 14, 2018 to shareholders of record at the close of business on May 31, 2018.

"We were pleased with our financial performance during the first quarter of 2018," said Peter S. Ho, Chairman, President, and CEO. “Our balance sheet remained strong, our net interest margin expanded, asset quality continued its stable trend, and expenses were well controlled. We continue to make solid progress in transforming our branches to the new Branch of Tomorrow concept, with six locations now completed, the most recent being Pearlridge in January.”

The return on average assets for the first quarter of 2018 was 1.29 percent, an increase from 1.00 percent during the previous quarter and 1.26 percent in the same quarter last year. The return on average equity for the first quarter of 2018 was 17.74 percent, up from 13.85 percent in the fourth quarter of 2017 and 17.63 percent in the first quarter of 2017. The efficiency ratio during the first quarter of 2018 was 57.91 percent compared with 57.49 percent in the previous quarter and 53.42 percent in the same quarter last year.

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Bank of Hawaii Corporation First Quarter 2018 Financial Results     Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the first quarter of 2018 was $120.3 million, down $1.3 million from net interest income of $121.6 million in the fourth quarter of 2017 and up $7.4 million from net interest income of $112.9 million in the first quarter of 2017. The net interest margin was 3.00 percent for the first quarter of 2018, up 2 basis points compared with 2.98 percent in the previous quarter and up 11 basis points from 2.89 percent for the first quarter last year. The net interest margin in the first quarter of 2018 was negatively impacted by 4 basis points due to revisions in the tax-equivalent adjustment as a result of the Tax Cuts and Jobs Act. There was no impact on net interest income as a result of this revision. Net interest income, on a reported basis, for the first quarter of 2018 was $119.0 million, up $0.2 million from net interest income of $118.8 million in the fourth quarter of 2017 and up $9.1 million from net interest income of $108.9 million in the first quarter of 2017. Analyses of the changes in net interest income are included in Tables 8a and 8b.

Results for the first quarter of 2018 included a provision for credit losses of $4.1 million compared with a provision for credit losses of $4.3 million in the fourth quarter of 2017 and a provision for credit losses of $4.4 million in the first quarter of 2017.

Noninterest income was $44.0 million in the first quarter of 2018, an increase of $2.1 million compared with noninterest income of $41.9 million in the fourth quarter of 2017 and a decrease of $11.9 million compared with noninterest income of $55.9 million in the first quarter of 2017. Noninterest income in the first quarter of 2018 included $2.8 million resulting from a low-income housing investment sale and distribution. There were no significant items in noninterest income during the fourth quarter of 2017. Noninterest income in the first quarter of 2017 included a gain of $12.5 million resulting from the sale of 90,000 Visa Class B shares.

Noninterest expense was $94.4 million in the first quarter of 2018, an increase of $2.1 million compared with noninterest expense of $92.3 million in the fourth quarter of 2017 and an increase of $5.8 million from noninterest expense of $88.6 million in the same quarter last year. Noninterest expense in the first quarter of 2018 included seasonal payroll expenses of approximately $2.5 million, a legal reserve of $2.0 million, and severance expenses of $1.0 million. Noninterest expense in the fourth quarter of 2017 included one-time employee bonuses of $2.2 million. Noninterest expense in the first quarter of 2017 included seasonal payroll expenses of approximately $2.5 million. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The effective tax rate for the first quarter of 2018 was 16.19 percent compared with an effective tax rate of 32.93 percent in the previous quarter and 29.72 percent during the same quarter last year.  The provision for income taxes was $10.4 million in the first quarter of 2018, a decrease of $10.6 million or 50.5 percent compared with the fourth quarter of 2017 and a decrease of $11.2 million or 51.8 percent compared to the first quarter in 2017. The lower effective tax rate in the first quarter of 2018 was primarily due to the reduction in the federal corporate tax rate from 35 percent to 21 percent as a result of the Tax Cuts and Jobs Act. The tax rate during the first quarter of 2018 was also favorably impacted by a $2.0 million adjustment to the Company’s low-income housing investments. The effective tax rate for the fourth quarter of 2017 included a $3.6 million one-time unfavorable adjustment related to the tax reform bill. The first quarter of 2017 included tax benefits from the exercise of stock options and the vesting of restricted stock which were $1.1 million higher, when compared to the first quarter of 2018.

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Bank of Hawaii Corporation First Quarter 2018 Financial Results     Page 3

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services and Private Banking, and Treasury & Other. Results for the business segments are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information is included in Table 13.

Asset Quality

The Company’s strong asset quality remained stable during the first quarter of 2018. Total non-performing assets decreased to $15.7 million at March 31, 2018, down from non-performing assets of $16.1 million at December 31, 2017 and $19.0 million at March 31, 2017. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.16 percent at the end of the first quarter of 2018, unchanged from the end of the fourth quarter of 2017 and down from 0.21 percent at the end of the first quarter last year.

Accruing loans and leases past due 90 days or more were $8.2 million at March 31, 2018, compared with $7.1 million at December 31, 2017 and $5.9 million at March 31, 2017. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $56.7 million at March 31, 2018, up from $55.7 million at December 31, 2017 and $53.0 million at March 31, 2017. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net loans and leases charged off during the first quarter of 2018 were $3.5 million or 0.15 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $6.0 million during the quarter were partially offset by recoveries of $2.5 million. Net charge-offs during the fourth quarter of 2017 were $3.8 million or 0.15 percent annualized of total average loans and leases outstanding and were comprised of $5.8 million in charge-offs partially offset by recoveries of $2.1 million. Net charge-offs during the first quarter of 2017 were $3.6 million or 0.16 percent annualized of total average loans and leases outstanding and were comprised of $5.7 million in charge-offs partially offset by recoveries of $2.1 million.

The allowance for loan and lease losses was $107.9 million at March 31, 2018, an increase from $107.3 million at December 31, 2017 and up from $105.1 million at March 31, 2017. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.09 percent at March 31, 2018 compared with 1.10 percent at December 31, 2017 and 1.15 percent at March 31, 2017. The reserve for unfunded commitments was $6.8 million at March 31, 2018, unchanged from December 31, 2017 and up from $6.6 million at March 31, 2017. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets were $17.14 billion at March 31, 2018, up from $17.09 billion at December 31, 2017 and $16.66 billion at March 31, 2017. Average total assets were $16.96 billion during the first quarter of 2018, a decrease from average total assets of $17.08 billion during the previous quarter and an increase from $16.43 billion during the same quarter last year.

The investment securities portfolio was $5.97 billion at March 31, 2018 compared with $6.16 billion at December 31, 2017 and $6.19 billion at March 31, 2017. The portfolio at March 31, 2018 remains largely comprised of securities issued by U. S. government agencies and includes $3.79 billion in securities held to maturity and $2.18 billion in securities available for sale.

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Bank of Hawaii Corporation First Quarter 2018 Financial Results     Page 4

Total loans and leases were $9.92 billion at March 31, 2018, up 1.2 percent from $9.80 billion at December 31, 2017 and up 8.8 percent from $9.11 billion at March 31, 2017. Average total loans and leases were $9.80 billion during the first quarter of 2018, up from $9.69 billion during the fourth quarter of 2017 and $9.02 billion during the same quarter last year.

The commercial loan portfolio was $3.79 billion at the end of the first quarter of 2018, up 0.7 percent from commercial loans of $3.77 billion at the end of the fourth quarter of 2017 and up 4.5 percent from $3.63 billion at the end of the same quarter last year. The consumer loan portfolio increased to $6.12 billion at the end of the first quarter of 2018, up 1.5 percent from consumer loans of $6.03 billion at the end of the fourth quarter of 2017 and up 11.7 percent from $5.48 billion at the end of the same quarter last year. Loan and lease portfolio balances are summarized in Table 10.

Total deposits increased to $14.96 billion at March 31, 2018 compared with total deposits of $14.88 billion at December 31, 2017 and $14.48 billion at March 31, 2017. Average total deposits were $14.72 billion during the first quarter of 2018 compared with $14.81 billion during the previous quarter and $14.22 billion during the same quarter last year.

Consumer deposits remained strong, increasing to $7.67 billion at the end of the first quarter of 2018, up 2.5 percent from consumer deposits of $7.48 billion the previous quarter and up 6.5 percent from $7.20 billion in the first quarter last year. Commercial deposits were $5.90 billion at the end of the first quarter of 2018, down 1.3 percent from commercial deposits of $5.97 billion during the previous quarter and down 2.6 percent from $6.05 billion in the first quarter last year. Other deposits, including public funds, were $1.39 billion at the end of the first quarter, down 2.7 percent from other deposits of $1.43 billion in the previous quarter and up 13.5 percent compared with $1.23 billion in the same quarter last year. Deposit balances are summarized in Tables 7 and 10.

Total shareholders’ equity increased to $1.24 billion at March 31, 2018 compared with total shareholder’s equity of $1.23 billion at December 31, 2017 and $1.19 billion at March 31, 2017. The Tier 1 Capital Ratio was 13.37 percent at March 31, 2018 compared with 13.24 percent at December 31, 2017 and 13.41 percent at March 31, 2017. The Tier 1 Leverage Ratio at March 31, 2018 was 7.46 percent compared with 7.26 percent at December 31, 2017 and 7.29 percent at March 31, 2017.

During the first quarter of 2018, the Company repurchased 165.5 thousand shares of common stock at a total cost of $13.9 million under its share repurchase program. The average cost was $84.23 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through March 31, 2018, the Company has repurchased 54.4 million shares and returned over $2.0 billion to shareholders at an average cost of $38.43 per share. Remaining buyback authority under the share repurchase program was $106.1 million at March 31, 2018. From April 1 through April 20, 2018 the Company repurchased an additional 60.0 thousand shares of common stock at an average cost of $82.75 per share.

Hawaii Economy

General economic conditions in Hawaii remained positive during the first quarter of 2018 due to continuation of the strong tourism market, active construction industry, low unemployment, and robust real estate market.

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Bank of Hawaii Corporation First Quarter 2018 Financial Results     Page 5

The statewide seasonally-adjusted unemployment rate remains very low at 2.1 percent in March 2018 compared to 4.1 percent nationally. For the first two months of 2018, total visitor arrivals increased 7.7 percent and visitor spending increased 8.5 percent compared to the same period in 2017. All four larger Hawaiian Islands recorded increases in both visitor spending and arrivals compared to last year. For the first quarter of 2018, single-family home sales on Oahu decreased 0.4 percent and condominium sales increased 0.7 percent compared with the same period last year. During the first quarter of 2018, the median sales price of a single-family home on Oahu increased 2.0 percent and the median sales price of a condominium on Oahu increased 9.0 percent compared with the same period last year. As of March 31, 2018, the inventory of single-family homes on Oahu was 2.1 months and the inventory of condominiums was 2.6 months. More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its first quarter financial results today at 2:00 p.m. Eastern Daylight Time (8:00 a.m. Hawaii Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (844) 543-5235 in the United States and Canada and 1 (703) 318-2209 for other international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning at approximately 11:00 a.m. Hawaii Time on Monday, April 23, 2018. The replay number is 1 (855) 859-2056 in the United States and Canada and 1 (404) 537-3406 from other international locations. Enter the pass code 5756239 when prompted. Participants can also dial 1 (800) 585-8367 to access the replay. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is an independent regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights			Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2018	2017	2017
For the Period:
Operating Results
Net Interest Income	$118,956	$118,770	$109,872
Provision for Credit Losses	4,125	4,250	4,400
Total Noninterest Income	44,035	41,855	55,916
Total Noninterest Expense	94,384	92,336	88,568
Net Income	54,040	42,953	51,176
Basic Earnings Per Share	1.29	1.02	1.21
Diluted Earnings Per Share	1.28	1.01	1.20
Dividends Declared Per Share	0.52	0.52	0.50

Performance Ratios
Return on Average Assets	1.29%	1.00%	1.26%
Return on Average Shareholders' Equity	17.74	13.85	17.63
Efficiency Ratio [1]	57.91	57.49	53.42
Net Interest Margin [2]	3.00	2.98	2.89
Dividend Payout Ratio [3]	40.31	50.98	41.32
Average Shareholders' Equity to Average Assets	7.29	7.20	7.16

Average Balances
Average Loans and Leases	$9,803,753	$9,688,710	$9,020,351
Average Assets	16,957,430	17,084,596	16,434,606
Average Deposits	14,720,266	14,813,218	14,218,886
Average Shareholders' Equity	1,235,550	1,230,564	1,177,326

Per Share of Common Stock
Book Value	$29.33	$29.05	$27.92
Tangible Book Value	28.59	28.31	27.18
Market Value
Closing	83.10	85.70	82.36
High	89.09	88.38	90.80
Low	78.40	77.71	77.03

	March 31,	December 31,	March 31,
	2018	2017	2017
As of Period End:
Balance Sheet Totals
Loans and Leases	$9,916,628	$9,796,947	$9,113,809
Total Assets	17,136,030	17,089,052	16,664,215
Total Deposits	14,957,133	14,883,968	14,476,533
Other Debt	235,699	260,716	267,921
Total Shareholders' Equity	1,241,193	1,231,868	1,193,137

Asset Quality
Non-Performing Assets	$15,736	$16,120	$19,003
Allowance for Loan and Lease Losses	107,938	107,346	105,064
Allowance to Loans and Leases Outstanding	1.09%	1.10%	1.15%

Capital Ratios
Common Equity Tier 1 Capital Ratio	13.37%	13.24%	13.41%
Tier 1 Capital Ratio	13.37	13.24	13.41
Total Capital Ratio	14.59	14.46	14.66
Tier 1 Leverage Ratio	7.46	7.26	7.29
Total Shareholders' Equity to Total Assets	7.24	7.21	7.16
Tangible Common Equity to Tangible Assets [4]	7.07	7.04	6.98
Tangible Common Equity to Risk-Weighted Assets [4]	12.80	12.84	13.04

Non-Financial Data
Full-Time Equivalent Employees	2,138	2,132	2,115
Branches	69	69	69
ATMs	377	387	441

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
		March 31,	December 31,	March 31,
(dollars in thousands)		2018	2017	2017

Total Shareholders' Equity		$1,241,193	$1,231,868	$1,193,137
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,209,676	$1,200,351	$1,161,620

Total Assets		$17,136,030	$17,089,052	$16,664,215
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$17,104,513	$17,057,535	$16,632,698

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$9,451,647	$9,348,296	$8,908,024

Total Shareholders' Equity to Total Assets		7.24%	7.21%	7.16%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.07%	7.04%	6.98%

Tier 1 Capital Ratio		13.37%	13.24%	13.41%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		12.80%	12.84%	13.04%

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2018	2017	2017
Interest Income
Interest and Fees on Loans and Leases	$97,634	$96,974	$87,937
Income on Investment Securities
Available-for-Sale	12,141	11,866	11,084
Held-to-Maturity	21,296	21,782	19,706
Deposits	18	3	5
Funds Sold	757	717	890
Other	300	271	230
Total Interest Income	132,146	131,613	119,852
Interest Expense
Deposits	7,581	6,980	3,691
Securities Sold Under Agreements to Repurchase	4,564	4,664	5,185
Funds Purchased	53	81	3
Short-Term Borrowings	16	—	—
Other Debt	976	1,118	1,101
Total Interest Expense	13,190	12,843	9,980
Net Interest Income	118,956	118,770	109,872
Provision for Credit Losses	4,125	4,250	4,400
Net Interest Income After Provision for Credit Losses	114,831	114,520	105,472
Noninterest Income
Trust and Asset Management	11,181	11,105	11,479
Mortgage Banking	2,145	2,593	3,300
Service Charges on Deposit Accounts	7,129	8,053	8,325
Fees, Exchange, and Other Service Charges	14,333	13,784	13,332
Investment Securities Gains (Losses), Net	(666)	(617)	12,133
Annuity and Insurance	1,206	1,273	1,995
Bank-Owned Life Insurance	1,842	1,609	1,497
Other	6,865	4,055	3,855
Total Noninterest Income	44,035	41,855	55,916
Noninterest Expense
Salaries and Benefits	54,422	51,698	51,165
Net Occupancy	8,534	8,510	8,168
Net Equipment	5,527	5,454	5,501
Data Processing	3,891	4,310	3,410
Professional Fees	2,773	3,266	2,779
FDIC Insurance	2,157	2,253	2,209
Other	17,080	16,845	15,336
Total Noninterest Expense	94,384	92,336	88,568
Income Before Provision for Income Taxes	64,482	64,039	72,820
Provision for Income Taxes	10,442	21,086	21,644
Net Income	$54,040	$42,953	$51,176
Basic Earnings Per Share	$1.29	$1.02	$1.21
Diluted Earnings Per Share	$1.28	$1.01	$1.20
Dividends Declared Per Share	$0.52	$0.52	$0.50
Basic Weighted Average Shares	42,038,573	42,116,452	42,406,006
Diluted Weighted Average Shares	42,358,425	42,450,191	42,749,866

Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2018	2017	2017
Net Income	$54,040	$42,953	$51,176
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	(9,121)	(10,430)	4,894
Defined Benefit Plans	216	738	146
Other Comprehensive Income (Loss)	(8,905)	(9,692)	5,040
Comprehensive Income	$45,135	$33,261	$56,216

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2018	2017	2017
Assets
Interest-Bearing Deposits in Other Banks	$2,589	$3,421	$3,486
Funds Sold	387,766	181,413	620,065
Investment Securities
Available-for-Sale	2,184,187	2,232,979	2,341,570
Held-to-Maturity (Fair Value of $3,711,149; $3,894,121; and $3,848,609)	3,789,092	3,928,170	3,848,088
Loans Held for Sale	23,548	19,231	20,899
Loans and Leases	9,916,628	9,796,947	9,113,809
Allowance for Loan and Lease Losses	(107,938)	(107,346)	(105,064)
Net Loans and Leases	9,808,690	9,689,601	9,008,745
Total Earning Assets	16,195,872	16,054,815	15,842,853
Cash and Due from Banks	174,871	263,017	119,972
Premises and Equipment, Net	137,201	130,926	114,865
Accrued Interest Receivable	52,941	50,485	48,654
Foreclosed Real Estate	2,768	1,040	2,529
Mortgage Servicing Rights	24,493	24,622	24,291
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	280,537	280,034	275,685
Other Assets	235,830	252,596	203,849
Total Assets	$17,136,030	$17,089,052	$16,664,215

Liabilities
Deposits
Noninterest-Bearing Demand	$4,759,777	$4,724,300	$4,593,783
Interest-Bearing Demand	3,028,373	3,082,563	2,886,573
Savings	5,397,291	5,389,013	5,596,080
Time	1,771,692	1,688,092	1,400,097
Total Deposits	14,957,133	14,883,968	14,476,533
Funds Purchased	—	—	4,616
Securities Sold Under Agreements to Repurchase	505,293	505,293	505,292
Other Debt	235,699	260,716	267,921
Retirement Benefits Payable	37,046	37,312	48,436
Accrued Interest Payable	8,229	6,946	6,410
Taxes Payable and Deferred Taxes	29,557	24,009	42,046
Other Liabilities	121,880	138,940	119,824
Total Liabilities	15,894,837	15,857,184	15,471,078
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: March 31, 2018 - 58,051,646 / 42,314,414;
December 31, 2017 - 57,959,074 / 42,401,443;
and March 31, 2017 - 57,962,462 / 42,736,032)	577	576	576
Capital Surplus	563,598	561,161	553,898
Accumulated Other Comprehensive Loss	(51,097)	(34,715)	(28,866)
Retained Earnings	1,551,900	1,512,218	1,444,495
Treasury Stock, at Cost (Shares: March 31, 2018 - 15,737,232;
December 31, 2017 - 15,557,631; and March 31, 2017 - 15,226,430)	(823,785)	(807,372)	(776,966)
Total Shareholders' Equity	1,241,193	1,231,868	1,193,137
Total Liabilities and Shareholders' Equity	$17,136,030	$17,089,052	$16,664,215

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2017	42,401,443	$576	$561,161	$(34,715)	$1,512,218	$(807,372)	$1,231,868
Net Income	—	—	—	—	54,040	—	54,040
Other Comprehensive Loss	—	—	—	(8,905)	—	—	(8,905)
Reclassification of the Income Tax Effects of the
Tax Cuts and Jobs Act from AOCI	—	—	—	(7,477)	7,477	—	—
Share-Based Compensation	—	—	1,867	—	—	—	1,867
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	121,299	1	570	—	252	1,128	1,951
Common Stock Repurchased	(208,328)	—	—	—	—	(17,541)	(17,541)
Cash Dividends Declared ($0.52 per share)	—	—	—	—	(22,087)	—	(22,087)
Balance as of March 31, 2018	42,314,414	$577	$563,598	$(51,097)	$1,551,900	$(823,785)	$1,241,193

Balance as of December 31, 2016	42,635,978	$576	$551,628	$(33,906)	$1,415,440	$(772,201)	$1,161,537
Net Income	—	—	—	—	51,176	—	51,176
Other Comprehensive Income	—	—	—	5,040	—	—	5,040
Share-Based Compensation	—	—	1,735	—	—	—	1,735
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	235,803	—	535	—	(702)	6,744	6,577
Common Stock Repurchased	(135,749)	—	—	—	—	(11,509)	(11,509)
Cash Dividends Declared ($0.50 per share)	—	—	—	—	(21,419)	—	(21,419)
Balance as of March 31, 2017	42,736,032	$576	$553,898	$(28,866)	$1,444,495	$(776,966)	$1,193,137

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.0	$—	2.34%	$3.2	$—	0.46%	$3.3	$—	0.57%
Funds Sold	204.7	0.8	1.48	221.0	0.7	1.27	544.1	0.9	0.65
Investment Securities
Available-for-Sale
Taxable	1,595.1	8.9	2.23	1,669.7	8.5	2.05	1,625.4	7.5	1.87
Non-Taxable	604.7	4.1	2.74	619.0	5.1	3.29	660.7	5.4	3.26
Held-to-Maturity
Taxable	3,631.2	19.8	2.18	3,775.6	20.3	2.15	3,589.8	18.2	2.03
Non-Taxable	238.0	1.9	3.18	239.0	2.3	3.87	241.8	2.4	3.89
Total Investment Securities	6,069.0	34.7	2.29	6,303.3	36.2	2.30	6,117.7	33.5	2.19
Loans Held for Sale	14.1	0.1	3.76	15.9	0.2	4.02	30.4	0.3	3.99
Loans and Leases [1]
Commercial and Industrial	1,280.9	11.8	3.73	1,284.5	11.7	3.62	1,263.7	10.5	3.38
Commercial Mortgage	2,096.4	20.6	3.99	2,063.2	20.2	3.89	1,881.5	17.5	3.76
Construction	189.4	2.1	4.45	213.8	2.6	4.78	259.1	2.9	4.54
Commercial Lease Financing	179.6	1.0	2.21	202.6	1.3	2.56	208.7	1.1	2.18
Residential Mortgage	3,478.2	33.3	3.83	3,420.0	32.6	3.81	3,201.7	30.9	3.86
Home Equity	1,595.4	14.6	3.70	1,552.4	14.3	3.65	1,367.4	12.0	3.56
Automobile	541.5	5.6	4.19	516.3	5.8	4.43	461.7	5.8	5.04
Other [2]	442.4	8.6	7.91	435.9	8.5	7.80	376.6	7.3	7.89
Total Loans and Leases	9,803.8	97.6	4.02	9,688.7	97.0	3.98	9,020.4	88.0	3.94
Other	40.7	0.3	2.95	40.6	0.3	2.67	40.1	0.2	2.30
Total Earning Assets [3]	16,135.3	133.5	3.33	16,272.7	134.4	3.29	15,756.0	122.9	3.14
Cash and Due from Banks	228.6			229.5			132.2
Other Assets	593.5			582.4			546.4
Total Assets	$16,957.4			$17,084.6			$16,434.6

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,978.1	0.8	0.10	$2,877.7	0.5	0.06	$2,866.4	0.3	0.04
Savings	5,366.3	2.1	0.16	5,396.9	1.9	0.14	5,406.2	1.3	0.09
Time	1,713.5	4.7	1.11	1,767.9	4.6	1.03	1,313.7	2.1	0.65
Total Interest-Bearing Deposits	10,057.9	7.6	0.31	10,042.5	7.0	0.28	9,586.3	3.7	0.16
Short-Term Borrowings	19.1	0.1	1.45	25.0	0.1	1.27	9.5	—	0.15
Securities Sold Under Agreements to Repurchase	505.3	4.5	3.61	505.3	4.6	3.61	512.2	5.2	4.05
Other Debt	257.1	1.0	1.54	267.6	1.1	1.66	267.9	1.1	1.66
Total Interest-Bearing Liabilities	10,839.4	13.2	0.49	10,840.4	12.8	0.47	10,375.9	10.0	0.39
Net Interest Income		$120.3			$121.6			$112.9
Interest Rate Spread			2.84%			2.82%			2.75%
Net Interest Margin			3.00%			2.98%			2.89%
Noninterest-Bearing Demand Deposits	4,662.4			4,770.7			4,632.6
Other Liabilities	220.0			242.9			248.8
Shareholders' Equity	1,235.6			1,230.6			1,177.3
Total Liabilities and Shareholders' Equity	$16,957.4			$17,084.6			$16,434.6

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21% for 2018 and 35% for 2017, of $1,344,000 for the three months ended
March 31, 2018 and $2,808,000 and $3,061,000 for the three months ended December 31, 2017 and March 31, 2017, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2018
	Compared to December 31, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$—	$0.1	$0.1
Investment Securities
Available-for-Sale
Taxable	(0.4)	0.8	0.4
Non-Taxable	(0.1)	(0.9)	(1.0)
Held-to-Maturity
Taxable	(0.8)	0.3	(0.5)
Non-Taxable	—	(0.4)	(0.4)
Total Investment Securities	(1.3)	(0.2)	(1.5)
Loans Held for Sale	(0.1)	—	(0.1)
Loans and Leases
Commercial and Industrial	—	0.1	0.1
Commercial Mortgage	0.1	0.3	0.4
Construction	(0.3)	(0.2)	(0.5)
Commercial Lease Financing	(0.1)	(0.2)	(0.3)
Residential Mortgage	0.5	0.2	0.7
Home Equity	0.2	0.1	0.3
Automobile	0.2	(0.4)	(0.2)
Other [2]	—	0.1	0.1
Total Loans and Leases	0.6	—	0.6
Total Change in Interest Income	(0.8)	(0.1)	(0.9)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.3	0.3
Savings	—	0.2	0.2
Time	(0.2)	0.3	0.1
Total Interest-Bearing Deposits	(0.2)	0.8	0.6
Securities Sold Under Agreements to Repurchase	—	(0.1)	(0.1)
Other Debt	—	(0.1)	(0.1)
Total Change in Interest Expense	(0.2)	0.6	0.4

Change in Net Interest Income	$(0.6)	$(0.7)	$(1.3)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2018
	Compared to March 31, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.8)	$0.7	$(0.1)
Investment Securities
Available-for-Sale
Taxable	—	1.4	1.4
Non-Taxable	(0.5)	(0.8)	(1.3)
Held-to-Maturity
Taxable	0.2	1.4	1.6
Non-Taxable	—	(0.5)	(0.5)
Total Investment Securities	(0.3)	1.5	1.2
Loans Held for Sale	(0.2)	—	(0.2)
Loans and Leases
Commercial and Industrial	0.2	1.1	1.3
Commercial Mortgage	2.0	1.1	3.1
Construction	(0.8)	—	(0.8)
Commercial Lease Financing	(0.1)	—	(0.1)
Residential Mortgage	2.6	(0.2)	2.4
Home Equity	2.1	0.5	2.6
Automobile	0.9	(1.1)	(0.2)
Other [2]	1.3	—	1.3
Total Loans and Leases	8.2	1.4	9.6
Other	—	0.1	0.1
Total Change in Interest Income	6.9	3.7	10.6

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.5	0.5
Savings	—	0.8	0.8
Time	0.8	1.8	2.6
Total Interest-Bearing Deposits	0.8	3.1	3.9
Short-Term Borrowings	—	0.1	0.1
Securities Sold Under Agreements to Repurchase	(0.1)	(0.6)	(0.7)
Other Debt	—	(0.1)	(0.1)
Total Change in Interest Expense	0.7	2.5	3.2

Change in Net Interest Income	$6.2	$1.2	$7.4

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2018	2017	2017
Salaries	$32,704	$31,132	$29,425
Incentive Compensation	5,178	7,078	5,774
Share-Based Compensation	2,081	3,040	2,303
Commission Expense	954	1,427	1,836
Retirement and Other Benefits	4,841	4,178	4,604
Payroll Taxes	4,172	2,301	3,944
Medical, Dental, and Life Insurance	3,461	2,503	3,279
Separation Expense	1,031	39	—
Total Salaries and Benefits	$54,422	$51,698	$51,165

Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
Commercial
Commercial and Industrial	$1,329,096	$1,279,347	$1,252,238	$1,241,953	$1,250,006
Commercial Mortgage	2,097,339	2,103,967	2,050,998	2,009,886	1,909,064
Construction	186,530	202,253	232,487	248,030	262,660
Lease Financing	179,771	180,931	204,240	205,043	208,765
Total Commercial	3,792,736	3,766,498	3,739,963	3,704,912	3,630,495
Consumer
Residential Mortgage	3,505,239	3,466,773	3,366,634	3,317,179	3,224,206
Home Equity	1,601,698	1,585,455	1,528,353	1,473,123	1,411,489
Automobile	558,468	528,474	506,102	484,092	468,078
Other [1]	458,487	449,747	432,904	408,307	379,541
Total Consumer	6,123,892	6,030,449	5,833,993	5,682,701	5,483,314
Total Loans and Leases	$9,916,628	$9,796,947	$9,573,956	$9,387,613	$9,113,809

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
Consumer	$7,665,926	$7,478,228	$7,303,546	$7,278,536	$7,196,781
Commercial	5,897,194	5,973,763	6,091,800	5,903,639	6,051,721
Public and Other	1,394,013	1,431,977	1,652,814	1,602,474	1,228,031
Total Deposits	$14,957,133	$14,883,968	$15,048,160	$14,784,649	$14,476,533

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	March 31,	December 31,	September 30,	June 31,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$986	$448	$901	$175	$228
Commercial Mortgage	1,367	1,398	1,425	1,460	973
Total Commercial	2,353	1,846	2,326	1,635	1,201
Consumer
Residential Mortgage	6,725	9,243	9,188	9,337	11,756
Home Equity	3,890	3,991	4,128	3,405	3,517
Total Consumer	10,615	13,234	13,316	12,742	15,273
Total Non-Accrual Loans and Leases	12,968	15,080	15,642	14,377	16,474
Foreclosed Real Estate	2,768	1,040	1,393	1,991	2,529
Total Non-Performing Assets	$15,736	$16,120	$17,035	$16,368	$19,003

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$—	$5	$—	$—
Total Commercial	—	—	5	—	—
Consumer
Residential Mortgage	$2,927	$2,703	$2,933	$2,269	$2,313
Home Equity	3,013	1,624	1,392	2,343	1,133
Automobile	333	886	806	539	673
Other [1]	1,895	1,934	1,528	1,859	1,738
Total Consumer	8,168	7,147	6,659	7,010	5,857
Total Accruing Loans and Leases Past Due 90 Days or More	$8,168	$7,147	$6,664	$7,010	$5,857
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$56,743	$55,672	$55,038	$53,158	$52,965
Total Loans and Leases	$9,916,628	$9,796,947	$9,573,956	$9,387,613	$9,113,809

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.13%	0.15%	0.16%	0.15%	0.18%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.16%	0.16%	0.18%	0.17%	0.21%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.06%	0.05%	0.06%	0.04%	0.03%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.22%	0.24%	0.25%	0.26%	0.32%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.24%	0.24%	0.25%	0.25%	0.27%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$16,120	$17,035	$16,368	$19,003	$19,761
Additions	2,332	2,109	2,212	1,572	1,221
Reductions
Payments	(1,251)	(368)	(199)	(497)	(1,017)
Return to Accrual Status	(1,270)	(1,779)	(305)	(1,370)	(645)
Sales of Foreclosed Real Estate	—	(353)	(951)	(1,883)	—
Charge-offs/Write-downs	(195)	(524)	(90)	(457)	(317)
Total Reductions	(2,716)	(3,024)	(1,545)	(4,207)	(1,979)
Balance at End of Quarter	$15,736	$16,120	$17,035	$16,368	$19,003

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2018	2017	2017
Balance at Beginning of Period	$114,168	$113,703	$110,845
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(206)	(499)	(174)
Consumer
Residential Mortgage	(97)	(4)	(183)
Home Equity	(91)	(221)	(363)
Automobile	(2,254)	(2,014)	(2,290)
Other [1]	(3,340)	(3,108)	(2,694)
Total Loans and Leases Charged-Off	(5,988)	(5,846)	(5,704)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	328	284	336
Lease Financing	—	1	—
Consumer
Residential Mortgage	220	182	104
Home Equity	625	498	508
Automobile	599	576	620
Other [1]	683	520	527
Total Recoveries on Loans and Leases Previously Charged-Off	2,455	2,061	2,095
Net Loans and Leases Charged-Off	(3,533)	(3,785)	(3,609)
Provision for Credit Losses	4,125	4,250	4,400
Provision for Unfunded Commitments	—	—	—
Balance at End of Period [2]	$114,760	$114,168	$111,636

Components
Allowance for Loan and Lease Losses	$107,938	$107,346	$105,064
Reserve for Unfunded Commitments	6,822	6,822	6,572
Total Reserve for Credit Losses	$114,760	$114,168	$111,636

Average Loans and Leases Outstanding	$9,803,753	$9,688,710	$9,020,351

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.15%	0.15%	0.16%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.09%	1.10%	1.15%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Three Months Ended March 31, 2018
Net Interest Income	$64,397	$42,898	$9,887	$1,774	$118,956
Provision for Credit Losses	3,743	(151)	(60)	593	4,125
Net Interest Income After Provision for Credit Losses	60,654	43,049	9,947	1,181	114,831
Noninterest Income	19,253	5,642	13,670	5,470	44,035
Noninterest Expense	(54,599)	(20,332)	(16,207)	(3,246)	(94,384)
Income Before Provision for Income Taxes	25,308	28,359	7,410	3,405	64,482
Provision for Income Taxes	(6,291)	(6,824)	(1,954)	4,627	(10,442)
Net Income	$19,017	$21,535	$5,456	$8,032	$54,040
Total Assets as of March 31, 2018	$6,041,271	$3,771,678	$332,454	$6,990,627	$17,136,030

Three Months Ended March 31, 2017
Net Interest Income	$65,158	$41,931	$6,650	$(3,867)	$109,872
Provision for Credit Losses	3,801	(188)	(5)	792	4,400
Net Interest Income After Provision for Credit Losses	61,357	42,119	6,655	(4,659)	105,472
Noninterest Income	20,925	5,438	14,549	15,004	55,916
Noninterest Expense	(52,260)	(18,355)	(15,471)	(2,482)	(88,568)
Income Before Provision for Income Taxes	30,022	29,202	5,733	7,863	72,820
Provision for Income Taxes	(10,673)	(10,256)	(2,121)	1,406	(21,644)
Net Income	$19,349	$18,946	$3,612	$9,269	$51,176
Total Assets as of March 31, 2017	$5,438,421	$3,577,524	$288,178	$7,360,092	$16,664,215

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2018	2017	2017	2017	2017
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$97,634	$96,974	$94,621	$90,909	$87,937
Income on Investment Securities
Available-for-Sale	12,141	11,866	11,987	11,835	11,084
Held-to-Maturity	21,296	21,782	20,334	19,918	19,706
Deposits	18	3	5	2	5
Funds Sold	757	717	1,579	696	890
Other	300	271	235	208	230
Total Interest Income	132,146	131,613	128,761	123,568	119,852
Interest Expense
Deposits	7,581	6,980	6,663	4,998	3,691
Securities Sold Under Agreements to Repurchase	4,564	4,664	4,664	5,079	5,185
Funds Purchased	53	81	—	39	3
Short-Term Borrowings	16	—	—	64	—
Other Debt	976	1,118	1,117	1,109	1,101
Total Interest Expense	13,190	12,843	12,444	11,289	9,980
Net Interest Income	118,956	118,770	116,317	112,279	109,872
Provision for Credit Losses	4,125	4,250	4,000	4,250	4,400
Net Interest Income After Provision for Credit Losses	114,831	114,520	112,317	108,029	105,472
Noninterest Income
Trust and Asset Management	11,181	11,105	11,050	11,796	11,479
Mortgage Banking	2,145	2,593	3,237	3,819	3,300
Service Charges on Deposit Accounts	7,129	8,053	8,188	8,009	8,325
Fees, Exchange, and Other Service Charges	14,333	13,784	13,764	13,965	13,332
Investment Securities Gains (Losses), Net	(666)	(617)	(566)	(520)	12,133
Annuity and Insurance	1,206	1,273	1,429	2,161	1,995
Bank-Owned Life Insurance	1,842	1,609	1,861	1,550	1,497
Other	6,865	4,055	3,447	4,456	3,855
Total Noninterest Income	44,035	41,855	42,410	45,236	55,916
Noninterest Expense
Salaries and Benefits	54,422	51,698	51,190	49,676	51,165
Net Occupancy	8,534	8,510	7,727	8,131	8,168
Net Equipment	5,527	5,454	5,417	5,706	5,501
Data Processing	3,891	4,310	3,882	3,881	3,410
Professional Fees	2,773	3,266	3,044	2,592	2,779
FDIC Insurance	2,157	2,253	2,107	2,097	2,209
Other	17,080	16,845	15,231	16,106	15,336
Total Noninterest Expense	94,384	92,336	88,598	88,189	88,568
Income Before Provision for Income Taxes	64,482	64,039	66,129	65,076	72,820
Provision for Income Taxes	10,442	21,086	20,248	20,414	21,644
Net Income	$54,040	$42,953	$45,881	$44,662	$51,176

Basic Earnings Per Share	$1.29	$1.02	$1.09	$1.05	$1.21
Diluted Earnings Per Share	$1.28	$1.01	$1.08	$1.05	$1.20

Balance Sheet Totals
Loans and Leases	$9,916,628	$9,796,947	$9,573,956	$9,387,613	$9,113,809
Total Assets	17,136,030	17,089,052	17,268,302	16,981,292	16,664,215
Total Deposits	14,957,133	14,883,968	15,048,160	14,784,649	14,476,533
Total Shareholders' Equity	1,241,193	1,231,868	1,227,893	1,213,757	1,193,137

Performance Ratios
Return on Average Assets	1.29%	1.00%	1.07%	1.09%	1.26%
Return on Average Shareholders' Equity	17.74	13.85	14.89	14.87	17.63
Efficiency Ratio [1]	57.91	57.49	55.82	55.99	53.42
Net Interest Margin [2]	3.00	2.98	2.92	2.92	2.89

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
'Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Two Months Ended		Year Ended
($ in millions; jobs in thousands)	February 28, 2018		December 31, 2017		December 31, 2016
Hawaii Economic Trends
State General Fund Revenues [1]	$1,233.5	10.4%	$6,485.5	4.3%	$6,215.4	3.6%
General Excise and Use Tax Revenue [1]	$675.8	17.3%	$3,349.8	4.5%	$3,205.7	2.0%
Jobs [2]	669.4		668.2		669.4

				March 31,	December 31,
(spot rates)				2018	2017	2016
Unemployment [3]
Statewide, seasonally adjusted				2.1%	2.1%	2.9%

Oahu				1.8	1.7	2.4
Island of Hawaii				2.1	2.0	3.1
Maui				2.0	1.8	2.7
Kauai				1.7	1.7	2.8

			March 31,	December 31,
(percentage change, except months of inventory)			2018	2017	2016	2015
Housing Trends (Single Family Oahu) [4]
Median Home Price			2.0%	2.7%	5.0%	3.7%
Home Sales Volume (units)			(0.4)%	6.3%	6.5%	5.2%
Months of Inventory			2.1	2.1	2.5	2.6

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]

February 28, 2018				778.6		10.3
January 31, 2018				796.5		5.4
December 31, 2017				880.4		6.3
November 30, 2017				748.3		7.3
October 31, 2017				737.0		2.8
September 30, 2017				701.8		5.1
August 31, 2017				818.6		4.8
July 31, 2017				891.9		6.8
June 30, 2017				835.9		4.5
May 31, 2017				751.2		4.5
April 30, 2017				753.0		7.5
March 31, 2017				802.8		2.1
February 28, 2017				706.1		2.5
January 31, 2017				756.0		4.9
December 31, 2016				828.2		3.6
November 30, 2016				697.1		4.7
October 31, 2016				717.0		4.3
September 30, 2016				667.6		3.1
August 31, 2016				780.7		3.1
July 31, 2016				835.4		2.1
June 30, 2016				800.3		4.2
May 31, 2016				718.9		1.3
April 30, 2016				700.6		3.4
March 31, 2016				786.3		0.8
February 29, 2016				688.8		4.1
January 31, 2016				721.0		6.2

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data as of February 28, 2018 and not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.